A special meeting of each fund's shareholders was held on February 15, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Albert R. Gamper, Jr.
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Robert M. Gates
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
George H. Heilmeier
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Edward C. Johnson 3d
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Stephen P. Jonas
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Marie L. Knowles
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Ned C. Lautenbach
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
William O. McCoy
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Robert L. Reynolds
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Cornelia M. Small
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
William S. Stavropoulos
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
Kenneth L. Wolfe
Affirmative	672,343,759.36	100.000
Withheld	.00	00.000
TOTAL	672,343,759.36	100.000
A Denotes trust-wide proposal and voting results.